            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated March 2, 2009 with respect to the consolidated financial statements of RiverSource Life Insurance Company and to the use of our report dated April 24, 2009 with respect to the financial statements of RiverSource Account F included in Post-Effective Amendment No. 20 to the Registration Statement (Form N-4, No. 033-47302) for the registration of the RiverSource(R) Group Variable Annuity Contract offered by RiverSource Life Insurance Company.


                                                           /s/ Ernst & Young LLP

Minneapolis, Minnesota
April 24, 2009